UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

China Education Alliance, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-451-8233-5794

80 Heng Shan Road, Kun Lun Shopping Mall, Harbin, The People’s Republic of China, 150090
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2007, the board of directors of China Education Alliance, Inc. (the “Company”), elected Ansheng Huang, James Hsu and Liansheng Zhang as members of the board of directors, effective immediately. The additions increase the size of the Company’s board of directors to six members.  There are no understandings or arrangements between the new board members and any other person pursuant to which they were selected as directors. There are no family relationships with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, none of Messrs. Huang, Hsu or Zhang has entered into a transaction, nor are there any proposed transactions, with us.

Mr. Huang, 61, has been the training director of Vocational Education Equipment Commission at the Chinese Vocational Education Association since 1996. From 1991 through 2006, Mr. Huang was the division director of technology development at the China Education Instruction and Equipment Corporation of the Chinese Ministry of Education. Mr. Huang graduated from the Department of Beijing Institute of Education with a Bachelor’s Degree in Physics. Mr. Huang was appointed to serve as member of the Company’s compensation committee.

Mr. Hsu, 54, has been the president of Global Education Initiatives, Inc., a company which develops higher education collaboration programs between the U.S., Taiwan and China, since 1997. He has also been the chief executive officer of Greater New York Home Care Systems, Inc., a company which provides infusion and other health care services to patients in their homes, since 1998. He is a founder of HeritageEast, a company which promotes cultural exchange between the U.S. and China, and YYnet Communications, a company which specializes in information system services. He received B.A. in Economics from Taiwan University, M.A in Management Science from Yale University and Ph.D. in Industrial and Operations Engineering from the University of Michigan. Mr. Hsu was appointed to serve as a member of the Company’s audit committee and compensation committee.

Mr. Zhang, 66, currently serves as Pluralism Director at the Heilongjiang provincial Base of Research and Experiment in Polymer Science & Technology since July 1990. Mr. Zhang has also been appointed as a People’s Representative during the 9th (1998) and 10th (2003) National People’s Congress of China for his extraordinary achievement in Polymer Science and Technology. Mr. Zhang received a Bachelor’s Degree in Organic Chemistry from the Heilongjiang University and Master’s Degree in Polymer Chemistry at the Jillin University. Mr. Zhang was also a visiting scholar at the University of Bradford. Mr. Zhang was appointed to serve as Chairman of the compensation committee and a member of the audit committee.

Also on October 15, 2007, Yanzhi Liu and Yuhong Yang resigned as Directors of the Company, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2007	China Education Alliance, Inc.

	By:	/s/ Xiqun Yu
Xiqun Yu
Chief Executive Officer